UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2006 (December 9, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 7.01 REGULATION FD DISCLOSURE.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 December 9, 2006 Stock Purchase Agreement
Ex-99.1 December 11, 2006 Press Release

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 9, 2006, Genesco Inc. (“Genesco”) announced that its wholly-owned subsidiary, Hat World, Inc. (“Hat World”), has entered into a Stock Purchase Agreement (the “Agreement”) with Hat Shack, Inc. (“Hat Shack”) and all the shareholders of Hat Shack. Pursuant to the Agreement, upon the closing of the transaction, Hat World will acquire all of the outstanding capital stock of Hat Shack. The purchase price is $18 million, subject to adjustment based on net asset levels at closing. The purchase price is expected to be paid from cash on hand or available borrowing capacity. A portion of the purchase price equal to $2.5 million will be held in escrow to satisfy certain potential indemnification obligations of the Hat Shack shareholders.
The consummation of the transaction is subject to customary conditions. The parties have made customary representations, warranties and covenants in the Agreement, and the Agreement contains certain termination rights for both Hat World and Hat Shack.
ITEM 7.01 REGULATION FD DISCLOSURE.
A copy of Genesco’s press release, dated December 11, 2006, announcing the execution of the Stock Purchase Agreement is furnished with this Current Report as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
          The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of December 9, 2006, by and among Hat World, Inc., Hat Shack, Inc. and all the shareholders of Hat Shack, Inc.

99.1	Press Release, dated December 11, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: December 12, 2006	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Vice President, Secretary and General Counsel

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EXHIBIT INDEX

No.	Exhibit

10.1	Stock Purchase Agreement, dated as of December 9, 2006, by and among Hat World, Inc., Hat Shack, Inc. and all the shareholders of Hat Shack, Inc.

99.1	Press Release, dated December 11, 2006.

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